UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):	September 26, 2019

JACK IN THE BOX INC.
(Exact name of registrant as specified in its charter)

Delaware	001-09390	95-2698708
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

9330 Balboa Avenue, San Diego, California	92123
(Address of principal executive offices)	(Zip Code)

(858) 571-2121
(Registrant’s telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	JACK	The NASDAQ Stock Market LLC (NASDAQ Global Select Market)
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company          ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.              ☐

Item 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.
(b) On September 27, 2019, Jack in the Box Inc. (the “Company”) announced further updates to its organizational structure due to the restructuring of the Company following the previously announced and completed sale of Qdoba Restaurant Corporation and other events.  Under the new organization structure, the Company intends to reconfigure the roles and responsibilities of (i) Executive Vice President, Chief Legal & Risk Officer and Corporate Secretary; (ii) Executive Vice President, Chief of Staff and Strategy; and (iii) Senior Vice President of Finance, Controller and Treasurer which positions are currently held by Phillip Rudolph, Mark Blankenship Ph.D., Paul Melancon, respectively.   It is expected that each of Messrs. Blankenship and Melancon will cease to be officers and employees of the Company on January 3, 2020.  Mr. Rudolph is expected to leave the Company at the end of February, 2020.
(e) In connection with their departure, each of Messrs. Rudolph and Melancon and Dr. Blankenship will be eligible to receive, in exchange for entering into a separation and release agreement that includes a general release of claims against the Company, benefits providing for: (i) a lump sum cash payment of $686,538 for Mr. Rudolph, $567,000 for Dr. Blankenship and $468,000 for Mr. Melancon, which represents compensation equal to 12 months base pay plus additional compensation based on years of service; (ii) if such officer is enrolled in the Company’s medical plan, COBRA medical coverage premiums for 12 months plus additional months based on years of service (up to a maximum of 18 months); and (iii) 12 months of outplacement services (such benefits in (a) through (c), the “Severance Benefits”). Payment of the Severance Benefits to the individual is contingent upon such individual being satisfactorily employed by the Company through January 3, 2020, in the case of Dr. Blankenship and Mr. Melancon, and February 28, 2020, in the case of Mr. Rudolph, or in each case, such earlier date as the Company may determine it no longer needs such officer’s services and terminates their employment without cause, such definition as determined by the Compensation Committee of the Board (the “Compensation Committee”).  In addition, the Compensation Committee approved a one-time cash payment of $50,000 to each of Messrs. Rudolph and Melancon and for each of their significant contributions related to the strategic and financing alternatives process, specifically the completion of the privately placed business securitization transaction.
Item 9.01	Financial Statements and Exhibits.
(d)           Exhibits
Exhibit No.	Title

99.1	Press Release of Jack in the Box Inc. dated September 27, 2019

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  September 27, 2019
JACK IN THE BOX INC.

By:	/s/ Lance Tucker
Lance Tucker
Executive Vice President
Chief Financial Officer
(Principal Financial Officer)
(Duly Authorized Signatory)

EXHIBIT INDEX

Exhibit No.	Title

99.1	Press Release of Jack in the Box Inc. dated September 27, 2019